Exhibit 23.1


                    Consent of Certified Public Accountants


     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 33-00000) of Netwolves Corporation for the registration of 2,700,000 shares of its common stock and to the incorporation by reference therein of our report dated October 9, 2002, with respect to the consolidated financial statements and schedule of Netwolves Corporation included in its Annual Report (Form 10-K) for the year ended June 30, 2002, filed with the Securities and Exchange Commission.



                                        /s/ Ernst & Young LLP
                                        Ernst & Young LLP

October 22, 2002